5

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
                                 (WITH CONSENT)

                        (KINGSLEY PLACE AT OAKWELL FARMS)

                          Dated as of December 31, 2003

HB-ESC V, L.P., a Washington limited partnership ("Assignor"), ESC IV, L.P., a Washington limited partnership, doing business in Texas as Texas-ESC IV, L.P. ("Assignee"), EMERITUS CORPORATION, a Washington corporation ("Emeritus"), DANIEL R. BATY, an individual resident of the State of Washington ("Existing
Guarantor"), and HR ACQUISITION OF SAN ANTONIO, LTD., an Alabama limited partnership, formerly known as Capstone Capital of San Antonio, Ltd., d/b/a Cahaba of San Antonio, Ltd. ("Lessor"), agree as follows:


1. PRELIMINARY STATEMENTS. Lessor and Integrated Living Communities of Oakwell, L.P, a Delaware limited partnership ("Original Lessee") (successor by conversion to Integrated Living Communities of Oakwell, Inc., a Delaware corporation) entered into that certain Lease Agreement dated as of December 31, 1996, which was amended by that certain First Amendment to Lease Agreement dated as of December 1, 1997, and which was further amended by that certain Second Amendment to Lease Agreement dated as of May 9, 2002 (as amended, the "Lease"), whereby Lessor agreed to lease to Original Lessee, and Original Lessee agreed to lease from Lessor, that certain assisted living facility located at 3360 Oakwell Court, San Antonio, Texas 78218, as more particularly described and defined in the Lease (the "Leased Property"). A copy of the Lease is attached hereto as Exhibit "A". The Lease was assigned to Assignor by Original Lessee pursuant to that certain Assignment and Assumption of Lease Agreement (With Consent) dated as of May 9, 2002. Existing Guarantor executed a Guaranty of Payment and Performance dated May 9, 2002 ("Existing Guaranty"), in favor of Lessor, guaranteeing Assignor's obligations under the Lease. Assignor now desires to assign to Assignee, and Assignee desires to accept the assignment of, any right, title or interest Assignor has in and to the Leased Property as lessee under the Lease, and Assignor and Assignee desire Lessor to, among other things, consent to such assignment and to make certain other agreements and statements, all pursuant to the terms and conditions of this Assignment and Assumption of Lease Agreement (this "Agreement"). Emeritus is the sole shareholder of ESC G.P. II, INC., a Washington corporation, which is the general partner of Assignee. Emeritus is required to make certain representations, warranties and agreements in this Agreement as a condition precedent to the execution of this Agreement by Lessor.

2. EFFECTIVENESS; DEFINED TERMS. Unless otherwise indicated to the contrary, all terms and conditions of this Agreement shall be effective as of the date first written above (the "Effective Date"). Unless defined or otherwise indicated herein, capitalized terms used herein without definition shall have the definitions provided therefor in the Lease.

3. ASSIGNMENT. Assignor assigns and conveys unto Assignee all of Assignor's right, title and interest in and to the Leased Property as lessee under the Lease, effective as of the Effective Date. Commencing on the Effective Date, Assignee shall be primarily liable, as principal rather than as surety, for the payment and performance of all of Assignor's obligations as lessee under the Lease arising on or after the Effective Date.

4. ASSUMPTION. Assignee accepts said assignment from Assignor and expressly assumes and agrees to keep and perform all of the terms of the Lease on the part of lessee under the Lease arising on or after the Effective Date. Assignee and Emeritus shall be and become jointly and severally liable for the payment and performance of each obligation of the lessee under the Lease arising on or after the Effective Date.

5. RELEASE OF ASSIGNOR/EXISTING GUARANTOR NOT RELEASED. As of the Effective Date, Lessor for itself and for its affiliates, subsidiaries, successors and assigns, hereby releases Assignor, and its affiliates, subsidiaries, successors, assigns, agents and attorneys, representatives and employees, from their respective obligations and liabilities of any kind or nature whatsoever under the Lease (including the payment of rent and other charges) arising or accruing on or after the Effective Date, although Assignor shall not be released from any obligations or liabilities of any kind or nature arising or accruing prior to the Effective Date. Existing Guarantor shall not be released from any obligations or liability under the Existing Guaranty and shall guaranty the obligations of Assignee under the Lease.

6. ASSIGNOR'S REPRESENTATIONS. Assignor represents to Assignee, Emeritus and Lessor that, as of the date of this Agreement, (i) to Assignor's actual knowledge, there is no default on the part of Lessor under the Lease; (ii) there is no default on the part of Assignor under the Lease or event, which, with the giving of notice or passage of time or both, would constitute an Event of Default under the Lease; (iii) the Lease is valid and in full force and effect and has not been modified, supplemented, or amended, nor to its actual knowledge, has Lessor assigned its interest in the Lease; (iv) to Assignor's actual knowledge, there are no existing or impending condemnation proceedings which could affect the Leased Property; (v) all Impositions (as defined in the Lease) are current and fully paid; and (vi) the amount of the current Minimum Rent (per month) and the date through which rent has been paid for the Lease and for the Related Leases is set forth in Exhibit "B" to this Agreement.

7.     ASSIGNEE'S  AND  EMERITUS' REPRESENTATIONS.  Assignee and Emeritus hereby
(i) acknowledge and agree that there are no offsets or defenses to payment and performance of the obligations of Assignor and Assignee or any other party under the Lease; and (ii) waive any defense, claim or counterclaim arising out of or in connection with the obligations of Assignor or Assignee or any other party under the Lease that exists as of the Effective Date (but not any defense, claim or counterclaim that may arise in the future).

8. CONDITIONS PRECEDENT TO LESSOR'S CONSENT. The following items are conditions precedent to Lessor's consent to the assignment of Assignor's interest under the Lease to Assignee and must be completely satisfied prior to the effectiveness of such assignment (Lessor's execution and unconditional delivery to Assignor and Assignee of this Agreement shall constitute Lessor's agreement that the Effective Date is the date first hereinabove written):

8.1 Assignor and its affiliates shall execute and deliver the following agreements to Lessor, and shall complete and satisfy all of Lessor's conditions precedent set forth therein:

i. the Assignment and Assumption of Lease Agreement, dated as of even date herewith, among Assignor, Assignee and Lessor, with respect to the Lease Agreement dated December 31, 1996, between Lessor, Integrated Living Communities of Henderson, L.P., a Delaware limited partnership ("ILCH"), successor by conversion to Integrated Living Communities of Henderson, Inc., a Delaware corporation, as lessee, for the assisted living facility located at 1000
Richardson Drive, Henderson, Texas 75654, which was amended by that certain First Amendment to Lease Agreement dated as of December 1, 1997 and that Second Amendment to Lease Agreement dated as of May 9, 2002, and which was previously assigned to Assignor by that certain Assignment and Assumption of Lease Agreement (With Consent) dated as of May 9, 2002 (as amended and assigned, the "Henderson Lease");
ii. the Assignment and Assumption of Lease Agreement, dated as of even date herewith, among Assignor, Assignee and Lessor, with respect to the Lease Agreement dated December 31, 1996, between Lessor, Integrated Living Communities of San Antonio, L.P., a Delaware limited partnership ("ILCSA"), successor by conversion to Integrated Living Communities of San Antonio, Inc., a Delaware corporation, as lessee, for the assisted living facility located at 9000 Floyd Curl Drive, San Antonio, Texas 78240, which was amended by that certain First Amendment to Lease Agreement dated as of December 1, 1997 and that Second
Amendment to Lease Agreement dated as of May 9, 2002, and which was previously assigned to Assignor by that certain Assignment and Assumption of Lease Agreement (With Consent) dated as of May 9, 2002 (as amended and assigned, the "Medical Center Lease"); and
iii. the Assignment and Assumption of Lease Agreement, dated as of even date herewith, among Assignor, Assignee and Lessor, with respect to the Lease Agreement dated December 31, 1996, between Lessor, Integrated Living Communities of McKinney, L.P., a Delaware limited partnership ("ILCM"), successor by conversion to Integrated Living Communities of McKinney, Inc., a Delaware corporation, as lessee, for the assisted living facility located at 1650 S. Stonebridge Drive, McKinney, Texas 75070, which was amended by that certain First Amendment to Lease Agreement dated as of December 1, 1997 and that Second Amendment to Lease Agreement dated as of May 9, 2002, and which was previously assigned to Assignor by that certain Assignment and Assumption of Lease Agreement (With Consent) dated as of May 9, 2002 (as amended and assigned, the "McKinney Lease" and, together with the Lease, the Henderson Lease and the Medical Center Lease, the "Related Leases").

8.2 Contemporaneously with or prior to the execution and delivery of this Agreement, the Management Agreement between Assignor and Assignee pursuant to which Assignee manages the Leased Property for Assignor shall be terminated.

8.3 Emeritus shall execute and deliver a Guaranty of Payment and Performance in form and content satisfactory to Lessor, guaranteeing Assignee's obligations under the Lease.

8.4 No later than the date of this Agreement, Assignee shall provide Lessor with the proof of insurance required by the Lease.

8.5 Contemporaneously with the execution and delivery of this Agreement, Assignee shall execute and deliver to Lessor a Security Agreement, UCC-1 financing statements, Short Form Memorandum and Assignment and Assumption of Lease and First Right of Refusal (to be recorded), and Absolute Assignment of
Rents and Leases, each in the form previously signed by Assignor in May, 2002. The existing Security Agreement and Absolute Assignment of Rents and Leases shall be deemed terminated and of no further force or effect upon the execution and delivery of this Agreement.


9. LESSOR'S CONSENT. Subject to satisfaction of the foregoing conditions precedent, Lessor consents to the assignment of the Lease to Assignee. LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTIES WHATSOEVER WITH RESPECT TO THE TITLE OR CONDITION OF THE ASSIGNED RIGHTS AND INTERESTS, INCLUDING ANY PREPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ASSIGNEE ACKNOWLEDGES THAT ASSIGNEE ACCEPTS THIS AGREEMENT WITHOUT RELYING UPON ANY SUCH STATEMENT OR REPRESENTATION MADE BY LESSOR, ITS AGENTS OR CONTRACTORS, OR BY ANY OTHER PERSON(S) AND THAT ASSIGNEE
ACCEPTS  THE  LEASED  PROPERTY  "AS  IS"  "WHERE  IS"  AND  "WITH  ALL  FAULTS".

10. RESERVATION OF RIGHTS. Subject to the provisions of Section 5, Lessor hereby reserves all of its rights and remedies available to it under the Lease or applicable law, including all rights and remedies available to Lessor as a result of any Event of Default or other event of which Lessor is unaware, which event, with the giving of notice or passage of tie, or both, would constitute an Event of Default. Assignor and Assignee consent and agree to the foregoing reservation of rights and remedies.

11. LESSOR'S ESTOPPEL. Lessor represents to Assignee that, to Lessor's actual knowledge, (i) there is no default on the part of Assignor under the Lease or event, which, with the giving of notice or passage of time or both, would constitute an Event of Default under the Lease; (ii) the Lease is valid and in full force and effect and has not been modified, supplement, assigned or amended by Lessor; (iii) there are no existing or impending condemnation proceedings which could affect the Leased Property; and (iv) Exhibit "B" accurately reflects the amount of the current Minimum Rent payable monthly and the date through which the Minimum Rent due under the Lease has been paid.

12. EXECUTION BY EMERITUS. Emeritus has joined in the execution of this Agreement for the purpose of (i) making certain representations, warranties, covenants and other agreements as set forth herein, and (ii) acknowledging and consenting to the terms and conditions of this Agreement.

13. SECURITY DEPOSIT AGREEMENT. The Security Deposit Agreement dated as of November 19, 2002 executed and delivered by Assignor in favor of Lessor, shall terminate effective January 1, 2004, and Lessor shall wire transfer the remaining Security Deposit thereunder to Assignor within three (3) business days thereafter.

14. REIMBURSEMENT OF ATTORNEYS FEES AND EXPENSES. Assignor shall reimburse Lessor for reasonable attorneys' fees and expenses incurred by Lessor through the Effective Date in connection with the review of this Agreement and the related documents.

15. NOTICES. Assignee and Lessor acknowledge that the new addresses for notices to Lessor and Assignee (as the successor Lessee under the Lease) are as follows:

LESSOR:

HR  ACQUISITION  OF  SAN  ANTONIO,  LTD.,
c/o  Healthcare  Realty  Trust  Incorporated
3310  West  End  Avenue
Suite  700
Nashville,  TN  37203
Telephone:  (615)  269-8175
Facsimile:  (615)  269-8461
Attn:  Mr.  J.D.  Carter  Steele,  Senior  Vice  President-Asset  Administration

With  a  copy  to:

Healthcare  Realty  Trust  Incorporated
3310  West  End  Avenue
Suite  700
Nashville,  TN  37203
Telephone:  (615)  269-8175
Facsimile:  (615)  269-8461
Attn:  General  Counsel

ASSIGNEE:

ESC-IV,  LP
c/o  Emeritus  Corporation
3131  Elliott  Avenue,  Suite  500
Seattle,  WA  98121-1031
Telephone:  (206)  298-2909
Facsimile:  (206)  301-4500
Attn:  Raymond  E.  Brandstrom  -  VP  -  Finance

With  a  copy  to:

The  Nathanson  Group,  PLLC
1520  Fourth  Avenue,  Sixth  Floor
Seattle,  WA  98101
Telephone:  (206)  623-6239
Facsimile:  (206)  623-1738
Attn:  Randi  S.  Nathanson,  Esq.



16. MISCELLANEOUS. This Agreement shall be interpreted according to the laws of the State where the Leased Property is located. Except as specifically set forth herein, no party shall assign its rights and obligations under this Agreement without the prior written approval of the other parties. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, and all other communications among the parties relating to such subject matter. This Agreement shall not be modified or amended except by mutual written agreement. The waiver by any party of a breach or violation of any provisions of this Agreement shall not operate as or be construed to be, a waiver of any subsequent breach of the same or any other provision. In the event any provision of this Agreement is held to be unenforceable or invalid for any reason, this Agreement shall remain in full force and effect and enforceable in accordance with its terms disregarding such unenforceable or invalid provision. The captions or headings in this Agreement are made for convenience and general reference only and should not be construed to describe, define or limit the scope and intent of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original and taken together shall constitute one and the same document. Signature and acknowledgement pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Subject to the provisions set forth above regarding assignment by either party, this Agreement shall be binding and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns. The parties acknowledge that all parties hereto, and their counsel, have read and fully negotiated all of the language used in this Agreement. The parties acknowledge that, because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous and unclear language in favor of or against any party because such party drafted this Agreement. With respect to all provisions of this Agreement, time is of the essence. The word "including", when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not nonlimiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter. References to any party in the singular, or as "him," "her," "it," "its," "itself," or other like references, shall also be deemed to include the plural or the masculine or feminine references, as the case may be. References to any of the parties in the plural, or as "they," "them," "their" or other like references, shall also be deemed to include the singular reference.

17. EXECUTION BY TELEFACSIMILE. Any copy of this Agreement bearing a signature of a party to this Agreement and sent by facsimile to any other party shall be deemed a manually-executed original of this Agreement, and shall be deemed sufficient to bind such party.


                       SIGNATURES BEGIN ON FOLLOWING PAGE

IN WITNESS WHEREOF, Assignor, Assignee and Lessor, acting by and through their respective duly authorized officers, have executed and delivered this Agreement as of the Effective Date.

ASSIGNOR

HB-ESC  V,  L.P.,

By  it  General  Partner:
HB-ESC  III,  LLC


By:  /s/  Daniel R. Baty
     Daniel  R.  Baty,  Manager

ASSIGNEE

ESC IV, L.P., a Washington limited partnership, doing business in Texas as Texas-ESC IV, L.P.



By  its  general  partner:
ESC  G.P.  II,  INC.,
A  Washington  corporation


By:  /s/  William M. Shorten
          William M. Shorten
Its:  Director of Real Estate Finance

LESSOR:


HR  ACQUISITION  OF  SAN  ANTONIO,  LTD.
By  its  general  partner:
Healthcare  Acquisition  of  Texas,  Inc.
By:  /s/  John M. Bryant, Jr.
          John M. Bryant, Jr.
Senior  Vice  President  and  General  Counsel


 "EXISTING  GUARANTOR"


/s/  Daniel R. Baty
Daniel  R.  Baty

EMERITUS  CORPORATION


By:  /s/  William M. Shorten
Name:     William M. Shorten
Title:  Director of Real Estate Finance

                                    EXHIBIT A
                                    ---------
                                    (OAKWELL)

Legal  description  of  land:
Being a 5.230 acre tract of land situated in the Gonifacio Rodrigues Survey No. 131, Abstract Number 621, in the City of San Antonio, Bexar County, Texas and being all of Lot 1, Block 9 (NCB 17306) of Oakwell Farms Unit-7 an addition to the City of San Antonio according to the plat recorded in Volume 9503, Page(s) 179-181 and amended by plat recorded in Volume 9504, Page(s) 142-143 of the Plat Records of Bexar County, Texas (PRBCT) and being more particularly described as follows:

BEGINNING at a 5/8 inch iron rod set for the southwest corner of said Lot 1, Block 9 and being the northwest corner of Lot 2, Block 9 (NCB 17306) of said Oakwell Farms Unit-7 and being located in the east right-of-way line of Oakwell Court (a 60' wide right-of-way) and being in a curve to the left having a radius of 530.00 feet, a chord bearing of North 09 08' 51" West and a chord length of
225.86  feet;

THENCE  along  the  east  right-of-way  line  of  said Oakwell Court as follows:

Continuing along said curve to the left in a northerly direction through a central angle of 24 36' 17" for an arc length of 227.60 feet to a 5/8 inch iron rod set for the point of tangency;

North 21 27' 00" West a distance of 301.33 feet to a 5/8 inch iron rod set for the beginning of a curve to the right having a radius of 270.00 feet, a chord bearing of North 10 36' 30" West and a chord length of 101.57 feet;

Continuing along said curve to the right through a central angle of 21 41' 01" for an arc length of 102.18 feet to a 5/8 inch iron rod set for the beginning of a compound curve to the right having a radius of 20.00 feet, a chord bearing of North 47 25' 14" East and a chord length of 29.45 feet;

Continuing along said compound curve to the right through a central angle of 94 50' 27" for an arc length of 33.11 feet to a 5/8 inch iron rod set for the point of tangency and being located in the southerly right-of-way line of Oakwell Farms Parkway (a variable width right-of-way);

THENCE along the southerly right-of-way line of said Oakwell Farms Parkway as follows:

South 85 09' 33" East a distance of 249.20 feet to a 5/8 inch iron rod set for the beginning of a curve to the left having a radius of 705.00 feet, a chord bearing of South 87 26' 42" East and a chord length of 56.24 feet;

Along said curve to the left through a central angle of 04 34' 19" for an arc length of 56.25 feet to a 5/8 inch iron rod set for the end of said curve; South 53 50' 00" East a distance of 76.03 feet to a 5/8 inch iron rod set for corner;

North 81 10' 00" East a distance of 20.72 feet to a 5/8 inch iron rod set for the northeast corner of said Lot 1, Block 9 and being in a curve to the left having a radius of 1,412.40 feet, a chord bearing of South 15 31' 04" East and a chord length of 239.28 feet;

THENCE departing the southerly right-of-way line of said Oakwell Farms Parkway and following the easterly line of said Lot 1, Block 9 as follows:

Continuing along said curve to the left in a southerly direction through a central angle of 09 43' 07" for an arc length of 239.57 feet to a 5/8 inch iron rod set for the beginning of a reverse curve to the right having a radius of 1,975.00 feet, a chord bearing of South 16 17' 46" East and a chord length of
281.14  feet;

Continuing along said reverse curve to the right through a central angle of 08 09' 47" for an arc length of 281.38 feet to a 5/8 inch iron rod set for corner;

South 05 08' 02" East a distance of 25.75 feet to a 5/8 inch iron rod set for the southeast corner of said Lot 1, Block 9 and being the northeast corner of said Lot 2, Block 9;

THENCE along a common line between said Lots 1 & 2, Block 9, South 85 18' 00" West a distance of 389.76 feet to the Point of Beginning;

Containing within these metes and bounds 5.230 acres or 227,807 square feet of land, more or less, all according to that survey prepared by Kurtz-Bedford Associates, Inc. dated August, 1996 and signed by Austin J. Bedford, Registered Professional Land Surveyor No. 4132; to which reference for all purposes is hereby made.

                                    Exhibit B
                                       To
                       Assignment and Assumption Agreement
                         Kingsley Place at Oakwell Farms



1.     Minimum  Monthly  Rent:  $66,034.88
2.     Rent  Current  Through:  December  31,  2003